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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use in this registration statement on Form S-4 of our report dated October 14, 2001 included in Rainwire Partners, Inc.'s Form 10-KSB for the year ended December 31, 2000 and to all references to our firm included in this registration statement.

BRAVERMAN & COMPANY, P.C.


Phoenix, Arizona
January 10, 2002